Exhibit 32.1

Certification of Principal Executive Officer
Pursuant to U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Edward J. Quilty, Chairman, President and Chief Executive Officer of Derma Sciences, Inc., hereby certify that the Quarterly Report on Form 10-Q for the period ended September 30, 2010 of Derma Sciences, Inc. (the “Form 10-Q”) upon my best knowledge and belief fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Derma Sciences, Inc.

Dated: November 11, 2010	/s/ Edward J. Quilty
Edward J. Quilty
Chairman, President and Chief Executive Officer
(Principal Executive Officer)